Nakoma Mutual Funds
Exhibit 12(b) to Form N-CSR

CERTIFICATIONS PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Daniel Pickett, certify to my knowledge that:

1.
The Form N-CSR of the Registrant for the period ended May 31, 2011 (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as applicable; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant for the stated period.

/s/Daniel Pickett
Daniel Pickett
President
Date:   August 3, 2011

These statements accompany this report on Form N-CSR pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not be deemed as filed by Nakoma Mutual Funds for purposes of the Securities Exchange Act of 1934.